AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                MEDTRONIC, INC.,

                                PC MERGER CORP.,

                                       AND

                    PHYSIO-CONTROL INTERNATIONAL CORPORATION











                                  JUNE 27, 1998

                                TABLE OF CONTENTS


ARTICLE 1 THE MERGER; CONVERSION OF SHARES....................................1
         1.1      The Merger..................................................1
         1.2      Effective Time..............................................2
         1.3      Conversion of Shares........................................2
         1.4      Dissenting Shares...........................................3
         1.5      Exchange of Company Common Stock............................4
         1.6      Exchange of Merger Subsidiary Common Stock..................6
         1.7      Stock Options...............................................6
         1.8      Capitalization Changes......................................7
         1.9      Articles of Incorporation of the Surviving Corporation......7
         1.10     Bylaws of the Surviving Corporation.........................7
         1.11     Directors and Officers of the Surviving Corporation.........7


ARTICLE 2 CLOSING.............................................................8
         2.1      Time and Place..............................................8
         2.2      Filings at the Closing......................................8


ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................8
         3.1      Organization................................................8
         3.2      Authorization...............................................9
         3.3      Capitalization..............................................9
         3.4      Reports and Financial Statements...........................10
         3.5      Absence of Undisclosed Liabilities.........................11
         3.6      Consents and Approvals.....................................11
         3.7      Compliance with Laws.......................................12
         3.8      Litigation.................................................12
         3.9      Absence of Material Adverse Changes........................13
         3.10     Environmental Laws and Regulations.........................13
         3.11     Officers, Directors and Employees..........................14
         3.12     Taxes......................................................15
         3.13     Contracts..................................................16
         3.14     Title to Properties; Liens.................................17
         3.15     Permits, Licenses, Etc.....................................17
         3.16     Intellectual Property Rights...............................17
         3.17     Benefit Plans..............................................18
         3.18     Minute Books...............................................20
         3.19     Insurance Policies.........................................20
         3.20     Bank Accounts..............................................20
         3.21     Powers of Attorney.........................................21
         3.22     Product Liability Claims...................................21
         3.23     Warranties.................................................21
         3.24     Inventories................................................21
         3.25     Relations with Suppliers and Customers.....................22
         3.26     No Finders.................................................22
         3.27     Proxy Statement............................................22
         3.28     Merger Filings.............................................23
         3.29     Fairness Opinion...........................................23
         3.30     State Takeover Laws........................................23


ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY.....23
         4.1      Organization...............................................23
         4.2      Authorization..............................................24
         4.3      Capitalization.............................................24
         4.4      Consents and Approvals.....................................24
         4.5      Reports; Financial Statements; Absence of Changes;
                   Litigation................................................25

         4.6      Registration Statement.....................................25
         4.7      Merger Filings.............................................26
         4.8      No Finders.................................................26


ARTICLE 5 COVENANTS..........................................................26
         5.1      Conduct of Business of the Company.........................26
         5.2      No Solicitation............................................29
         5.3      Access and Information.....................................30
         5.4      Approval of Shareholders; Proxy Statement; Registration
                   Statement.................................................30
         5.5      Consents...................................................32
         5.6      Affiliates' Letters........................................32
         5.7      Expenses...................................................32
         5.8      Reasonable Efforts; Further Actions........................33
         5.9      Regulatory Approvals.......................................33
         5.10     Certain Notifications......................................33
         5.11     Voting of Shares...........................................33
         5.12     Noncompetition Agreements..................................33
         5.13     NYSE Listing Application...................................34
         5.14     Indemnification, Exculpation and Insurance.................34
         5.15     Letters of the Company's and Parent's Accountants..........35
         5.16     Subsidiary Shares..........................................35
         5.17     Stock Option Agreement.....................................35
         5.18     Conduct of Business by Parent..............................35
         5.19     Benefit Plans and Employee Matters.........................36
         5.20     Delivery of Specified Documents............................36


ARTICLE 6 CLOSING CONDITIONS.................................................37
         6.1      Conditions to Obligations of Parent, Merger Subsidiary,
                   and the Company...........................................37
         6.2      Conditions to Obligations of Parent and Merger Subsidiary..38
         6.3      Conditions to Obligations of the Company...................39


ARTICLE 7 TERMINATION AND ABANDONMENT........................................40
         7.1      Termination................................................40
         7.2      Effect of Termination......................................42


ARTICLE 8 MISCELLANEOUS......................................................43
         8.1      Amendment and Modification.................................43
         8.2      Waiver of Compliance; Consents.............................43
         8.3      Investigation; Survival of Representations and Warranties..43
         8.4      Notices....................................................43
         8.5      Assignment.................................................44
         8.6      Governing Law..............................................44
         8.7      Counterparts...............................................45
         8.8      Knowledge..................................................45
         8.9      Interpretation.............................................45
         8.10     Publicity..................................................45
         8.11     Entire Agreement...........................................45

         EXHIBITS:

         Exhibit A:        Form of Plan of Merger
         Exhibit B:        Form of Affiliate's Letter
         Exhibit C:        Form of Agreement to Facilitate Merger
         Exhibit D:        Form of Noncompetition Agreement
         Exhibit E:        Form of Stock Option Agreement
         Exhibit F:        Form of Opinion of the Company's Counsel
         Exhibit G:        Form of Opinion of Parent's Counsel
         Exhibit H:        Form of Company's Certificate (regarding tax
                              opinion representations)
         Exhibit I:        Form of Parent's Certificate (regarding tax
                              opinion representations)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT is dated as of June 27, 1998, by and among Medtronic, Inc., a Minnesota corporation ("Parent"), PC Merger Corp., a Washington corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), and Physio-Control International Corporation, a Washington corporation (the "Company").

     WHEREAS, the Boards of Directors of Parent, Merger Subsidiary, and the Company have approved the merger of Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) and
(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be recorded as a "pooling of interests" within the meaning of Accounting Principles Board Opinion No. 16, and the rules and regulations of the Securities and Exchange Commission (the "SEC"); and

     WHEREAS, as a condition to, and upon or immediately following the execution of, this Agreement, Parent and the Company are entering into the Stock Option Agreement described in Section 5.17 hereof; and

     WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1
                        THE MERGER; CONVERSION OF SHARES

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary shall be merged with and into the Company in accordance with the provisions of the Washington Business Corporation Act (the "WBCA"), whereupon the separate corporate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of the Company and Merger Subsidiary, all as more fully described in the WBCA.

     1.2 Effective   Time.  As  soon  as  practicable  after  each  of  the
conditions set forth in Article 6 has been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Washington Articles of Merger for the Merger, which Articles shall be in the form required by and executed in accordance with the applicable provisions of the WBCA and shall include as a part thereof a plan of merger (the "Plan of Merger") substantially in the form attached hereto as Exhibit A. The Merger shall become effective at the time such filing is made or, if agreed to by Parent and the Company, such later time or date set forth in the Articles of Merger (the "Effective Time").

     1.3 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger Subsidiary:

          (a) Each share of common stock of the Company, par value $.01 per share ("Company Common Stock"), issued and outstanding immediately prior thereto (except for Dissenting Shares, as defined in Section 1.4 hereof, and except for shares referred to in Section 1.3(b) hereof) shall be converted into the right to receive the fraction of a share (subject to adjustment as provided below, the "Conversion Fraction") of common stock of Parent, par value $.10 per share ("Parent Common Stock"), equal to $27.50 divided by the Parent Average Stock Price. The "Parent Average Stock Price" shall mean the average (rounded to the nearest full cent, with the cents rounded up if the third decimal place is 5 or more) of the daily closing sale prices of a share of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape, as reported in The Wall Street Journal, for the 19 consecutive NYSE trading days ending on and including the first NYSE trading day immediately preceding the Effective Time.

          Notwithstanding the foregoing, if the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the number of shares subject to then outstanding options, warrants, or other rights to acquire shares of Company Common Stock (collectively, "Company Stock Acquisition Rights") is greater than 20,693,456 shares plus that number of shares issuable under the Company's Employee Share Purchase Plan and Team Savings Plan or if the aggregate exercise price of all such Company Stock Acquisition Rights then outstanding is less than the aggregate exercise price reflected in Section 3.3 of the Company Disclosure Schedule, then the $27.50 amount per share of Company Common Stock, as described above, shall be reduced to an amount equal to (i) [$27.50 times 20,693,456 shares plus that number of shares issuable under the Company's Employee Share Purchase Plan and Team Savings Plan] minus the aggregate exercise price reflected in Section 3.3 of the Company Disclosure Schedule plus the aggregate amount received by the Company as a result of any issuance of Company Common Stock after the date of this Agreement and prior to the Effective Time plus the aggregate exercise price of all Company Stock Acquisition Rights outstanding immediately prior to the Effective Time divided by (ii) the sum of (A) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (B) the number of shares subject to Company Stock Acquisition Rights then outstanding.

          An appropriate adjustment shall similarly be made in the event that, prior to the Effective Time, the outstanding shares of Company Common
     Stock, without new consideration, are changed into or exchanged for a different kind of shares or securities through a reorganization, reclassification, stock dividend, stock combination, or other like change in the Company's capitalization. Notwithstanding the foregoing, nothing in this section shall be deemed to constitute authorization or permission for or consent from Parent or Merger Subsidiary to any increase in the number of shares of Company Common Stock outstanding or subject to outstanding Company Stock Acquisition Rights, to any decrease in the exercise price of such Rights, or to any reorganization, reclassification, stock dividend, stock combination, or other like change in capitalization.

          (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held in the treasury of the Company or is then owned beneficially or of record by Parent, Merger Subsidiary, or any direct or indirect subsidiary of Parent or the Company shall be cancelled without payment of any consideration therefor and without any conversion thereof.

          (c) Each share of any other class of capital stock of the Company (other than Company Common Stock) shall be cancelled without payment of any consideration therefor and without any conversion thereof.

          (d) Each share of common stock of Merger Subsidiary, par value $.01 per share ("Merger Subsidiary Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Corporation, par value $.01 per share ("Surviving Corporation Common Stock").

     1.4 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock, the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections
23B.13.020 et seq. of the WBCA and, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Parent Common Stock into which shares of Company Common Stock are converted pursuant to
Section 1.3 hereof, but the holder thereof shall be entitled only to such rights as are granted by the WBCA. The Company shall give Parent (i) prompt written notice of any notice of intent to demand fair value for any shares of Company Common Stock, withdrawals of such notices, and any other instruments served pursuant to the WBCA or any other provisions of Washington law and received by the Company, and (ii) the opportunity to conduct jointly all negotiations and proceedings with respect to demands for fair value for shares of Company Common Stock under the WBCA. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for fair value for shares of Company Common Stock or offer to settle or settle any such demands.

     1.5 Exchange of Company Common Stock.

          (a) Promptly after the Effective Time, Parent shall cause Parent's stock transfer agent or such other person as Parent may appoint to act as exchange agent (the "Exchange Agent") to mail to each holder of record (other than Parent, Merger Subsidiary, the Company, or any subsidiary of Parent or the Company) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Company Certificates") a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Company Certificate(s) shall pass, only upon delivery of the Company Certificate(s) to the Exchange Agent) and instructions for such holder's use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock.

          (b) As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Company Common Stock, upon surrender to the Exchange Agent of one or more Company Certificates for cancellation, together with a duly-executed letter of transmittal, (i) one or more Parent certificates representing the number of whole shares of Parent Common Stock into which the shares represented by the Company Certificate(s) shall have been converted pursuant to Section 1.3(a), and
     (ii) a bank check in the amount of cash into which the shares represented by the Company Certificate(s) shall have been converted pursuant to Section 1.5(f) (relating to fractional shares), and the Company Certificate(s) so surrendered shall be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, it shall be a condition to the issuance of shares of Parent Common Stock that the Company Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (c) Holders of Company Common Stock will be entitled to any dividends or other distributions pertaining to the Parent Common Stock received in exchange therefor that become payable to persons who are holders of record of Parent Common Stock as of a record date that follows the Effective Time, but only after they have surrendered their Company Certificates for exchange. Subject to the effect, if any, of applicable law, the Exchange Agent shall receive, hold, and remit any such dividends or other distributions to each such record holder entitled thereto, without interest, at the time that such Company Certificates are surrendered to the Exchange Agent for exchange. Holders of Company Common Stock will not be entitled, however, to dividends or other distributions that become payable before or after the Effective Time to persons who were holders of record of Parent Common Stock as of a record date that is prior to the Effective Time.

          (d) All shares of Parent Common Stock issued upon the surrender for exchange of Company Common Stock in accordance with the terms hereof (including any cash paid for fractional shares pursuant to Section 1.5(f) hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article 1. As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock shall cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the WBCA. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of Parent Common Stock into which the shares of Company Common Stock shall have been converted pursuant to the Merger as provided in
     Section 1.3(a) hereof and the right to receive the cash value of any fraction of a share of Parent Common Stock as provided in Section 1.5(f) hereof.

          (f) No fractional shares of Parent Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued upon the surrender for exchange of Company Certificates, no dividend or other distribution of Parent shall relate to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Parent. All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to the Exchange Agent. If a fractional share results from such aggregation, then (in lieu of such fractional share) the Exchange Agent shall pay to each holder of shares of Company Common Stock who otherwise would be entitled to receive such fractional share of Parent Common Stock an amount of cash (without interest) determined by multiplying (i) the Parent Average Stock Price by (ii) the fractional share of Parent Common Stock to which such holder would otherwise be entitled. Parent will make available to the Exchange Agent any cash necessary for this purpose.

          (g) In the event any Company Certificates shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to this Article 1; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Company Certificate to deliver a bond in such sum as Parent may direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to such Company Certificate alleged to have been lost, stolen, or destroyed.

          (h) Each person entitled to receive shares of Parent Common Stock pursuant to this Article 1 shall receive together with such shares the number of Parent preferred share purchase rights (pursuant to the Rights Agreement dated as of June 27, 1991, between Parent and Norwest Bank Minnesota, N.A., the "Parent Rights Plan") per share of Parent Common Stock equal to the number of Parent preferred share purchase rights associated with one share of Parent Common Stock at the Effective Time.

     1.6 Exchange of Merger Subsidiary Common Stock. From and after the Effective Time, each outstanding certificate previously representing shares of Merger Subsidiary Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Merger Subsidiary Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Merger Subsidiary Common Stock, which shall be cancelled.

     1.7 Stock Options.

          (a) Except as provided below with respect to the Company's Employee Share Purchase Plan, each option to purchase shares of Company Common Stock that is outstanding at the Effective Time (a "Company Option") shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Company Option, would be such a corporation were
     Section 424 of the Code applicable to such Company Option. From and after the Effective Time, all references to the Company in the Company Options shall be deemed to refer to Parent. The Company Options assumed by Parent shall be exercisable upon the same terms and conditions as under the Company Options except that (i) such Company Options shall entitle the holder to purchase from Parent the number of shares of Parent Common Stock (rounded down to the nearest whole number of such shares) that equals the product of the Conversion Fraction multiplied by the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time, and (ii) the option exercise price per share of Parent Common Stock shall be an amount (rounded up to the nearest full cent) equal to the option exercise price per share of Company Common Stock in effect immediately prior to the Effective Time divided by the Conversion Fraction. As promptly as practicable after the Effective Time, Parent shall issue to each holder of a Company Option a written instrument informing such holder of the assumption by Parent of such Company Option.

          (b) Immediately prior to the Effective Time, the current Plan Period under the Company's Employee Share Purchase Plan shall be ended, and each participant shall be deemed to have purchased immediately prior to the Effective Time, to the extent of payroll deductions accumulated by such participant as of such Plan Period end, the number of whole shares of Company Common Stock at a per share price determined pursuant to the provisions of the Company's Employee Share Purchase Plan, and each participant shall receive a cash payment equal to the balance, if any, of such accumulated payroll deductions remaining after such purchase of such shares. As of the Effective Time, each participant shall receive by virtue of the Merger, for each share of Company Common Stock such participant has so purchased under the Employee Share Purchase Plan, a fraction of a share of Parent Common Stock equal to the Conversion Fraction. The Company's Employee Share Purchase Plan and all purchase rights thereunder shall terminate effective as of the Effective Time.

     1.8 Capitalization Changes. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, or stock dividend, the Conversion Fraction and all per-share price amounts and calculations set forth in this Agreement shall be appropriately adjusted.

     1.9 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; provided, however, that upon the Effective Time, Article 1 of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the corporation shall be Medtronic Physio-Control, Inc."

     1.10 Bylaws of the Surviving Corporation. The Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.11 Directors and Officers of the Surviving Corporation. The directors and officers of Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors shall be duly elected and qualified.


                                    ARTICLE 2
                                     CLOSING

     2.1 Time and Place. Subject to the satisfaction or waiver of the provisions of Article 6, the closing of the Merger (the "Closing") shall take place at 3:00 p.m., local time, on the day the Merger is approved by the shareholders of the Company at the Company Shareholders Meeting (as defined in Section 5.4 hereof), or as soon thereafter as all conditions to Closing have been satisfied or waived, or on such other date and/or at such other time as Parent and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date." The Closing shall take place at the corporate headquarters offices of the Company, or at such other place or in such other manner (e.g., by telecopy exchange of signature pages with originals to follow by overnight delivery) as the parties hereto may agree.

     2.2 Filings at the Closing.  At the Closing,  subject to the  provisions of
Article 6, Parent, Merger Subsidiary, and the Company shall cause Articles of Merger to be filed in accordance with the provisions of Section 23B.11.050 of the WBCA, and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in a document of even date herewith, referring specifically to the representations and warranties in this Agreement which identifies by section number to which such disclosure relates (the "Company Disclosure Schedule"), the Company hereby makes the following representations and warranties to Parent and Merger Subsidiary:

     3.1 Organization. The Company and each subsidiary of the Company (referred to herein as a "Subsidiary") is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could reasonably be expected to have a Company Material Adverse Effect (as defined below). "Company Material Adverse Effect" means an effect that, individually or in the aggregate with other effects, is or would reasonably be expected to be materially adverse: (i) to the present or specifically planned business, properties, liabilities, results of operation, or financial condition of the Company and its Subsidiaries, considered as a whole;
(ii) to the  ability of Parent or the  Surviving  Corporation  to  conduct  such businesses, as presently conducted, following the Effective Time; or (iii) to the Company's ability to perform any of its obligations under this Agreement or to consummate the Merger. The jurisdictions in which the Company and each Subsidiary are qualified are listed on the Company Disclosure Schedule. The Company has heretofore delivered to Parent complete and accurate copies of the Articles of Incorporation and Bylaws of the Company and each Subsidiary, as currently in effect. Except to the extent specifically disclosed on the Company Disclosure Schedule, neither the Company nor any Subsidiary, directly or indirectly, owns or controls or has any capital, equity, partnership, participation, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity.

     3.2 Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby, and to file and distribute the Proxy Statement/Prospectus (as defined in Section 5.4 hereof). The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors, no other corporate proceedings on the part of the Company or any Subsidiary are necessary to recommend and submit this Agreement to the Company's shareholders, and, subject to obtaining the approval of the Company's shareholders, no other corporate action on the part of the Company or any Subsidiary is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies. To the Company's knowledge, each Agreement to Facilitate Merger and Affiliate's Letter (as described in Sections 5.11 and 5.6) has been duly and validly executed and delivered by the Company shareholder who is a party thereto and constitutes the valid and binding obligation of such shareholder, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

     3.3 Capitalization. As of June 24, 1998, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Company Common Stock, par value $.01 per share, of which 17,722,021 shares are issued and outstanding and no shares are held in the Company's treasury, and (ii) 5,000,000 shares of Company Preferred Stock, par value $.01 per share, none of which are issued or outstanding. Except as set forth on the Company Disclosure Schedule, all issued and outstanding shares of capital stock of each Subsidiary are owned, beneficially and of record, by the Company, free and clear of any Liens (as defined in Section 3.14). All issued and outstanding shares of Company Common Stock have been validly issued, are fully paid and nonassessable, and have not been issued in violation of and are not currently subject to any preemptive rights. Except for options to purchase an aggregate 2,971,435 shares of Company Common Stock granted pursuant to the Company 1994 Stock Purchase and Option Plan and the 1997 Stock and Incentive Plan (collectively, the "Company Option Plans") listed, together with their respective exercise prices, in Section 3.3 of the Company Disclosure Schedule, and except for the rights to purchase under the Company's Team Savings Plan shares of Company Common Stock (estimated to be the number of shares equal to approximately $105,000 of matching contributions per quarter divided by the trading price of the Company Common Stock at the end of any such quarter, based on the current match rates, as listed in Section 3.3 of the Company Disclosure Schedule) and except for the rights to purchase under the Company's Employee Share Purchase Plan shares of Company Common Stock (estimated to be approximately 50,000 shares, at a per share price of $13.4938, based on the current contribution rates of the participants, as listed in Section 3.3 of the Company Disclosure Schedule, and assuming the current Plan Period is ended at the Effective Time (which is assumed to be not later than September 30, 1998 for this purpose)), there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which the Company or any Subsidiary is a party that, directly or indirectly, (i) obligate the Company or any Subsidiary to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by the Company or any Subsidiary of any shares of its capital stock, or (iii) to the knowledge of the Company, relate to the voting or control of such capital stock. The Company Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, and other rights to acquire Company Common Stock, including the name of the holder, the date of grant, acquisition price, expiration date, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. The Company Disclosure Schedule also sets forth the restrictions to which any shares of Company Common Stock issued pursuant to the Company Option Plans or otherwise are currently subject and also sets forth the restrictions to which such shares will be subject immediately after the Effective Time. No consent of holders or participants under the Company Option Plans or Employee Share Purchase Plan is required to carry out the provisions of Section 1.7. All actions, if any, required on the part of the Company under the Company Option Plans or Employee Share Purchase Plan to allow for the treatment of Company Options and the Employee Share Purchase Plan as is provided in Section 1.7, has been, or prior to the Closing will be, validly taken by the Company, and the Company will not from and after the date hereof allow any increase in the rate of a participant's contributions to the Employee Share Purchase Plan or any enrollments or re-enrollments in such Plan.

     3.4 Reports and Financial Statements. The Company has filed all forms, reports, registration statements, and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1996 (such forms, reports, registration statements, and documents, together with any amendments thereto, are referred to as the "Company SEC Filings"). As of their respective dates, the Company SEC Filings (i) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933 and the rules and regulations thereunder (the "1933 Act") and the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "1934 Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included or incorporated by reference in the Company SEC Filings, including but not limited to the Company's audited financial statements at and for the year ended December 31, 1997 (the "Company 1997 Financials"), (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present the consolidated financial position of the Company as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved. The statements of earnings included in the audited or unaudited interim financial statements in the Company SEC Filings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business, except as expressly specified in the applicable statement of operations or notes thereto. Prior to the date hereof, the Company has delivered to Parent complete and accurate copies of all Company SEC Filings since January 1, 1995. The Company has filed in a timely manner all reports required to be filed by it pursuant to Sections 13, 14, or 15(d) of the 1934 Act.

     3.5 Absence of Undisclosed Liabilities. Except to the extent specifically disclosed on the Company Disclosure Schedule, neither the Company nor any Subsidiary has any liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities or obligations required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Company and its consolidated subsidiaries or in the notes thereto that are accrued or reserved against in the audited consolidated balance sheet of the Company as of December 31, 1997 contained in the Company 1997 Financials (the "Company Audited Balance Sheet") or in the unaudited consolidated balance sheet of the Company as of March 31, 1998 contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 (the "Company Interim Balance Sheet"), and (b) liabilities or obligations arising since March 31, 1998 in the ordinary course of business and consistent with past practice that would not have a Company Material Adverse Effect.

     3.6 Consents and Approvals. Except for (i) any applicable requirements of the 1933 Act, the 1934 Act, state securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder (the "HSR Act"), and the antitrust, competition, foreign investment, or similar laws of any foreign countries or supranational commissions or boards that require pre-merger notifications or filings with respect to the Merger (collectively, "Foreign Merger Laws"), (ii) approval by the Company's shareholders, (iii) the filing and recordation of appropriate merger documents as required by the WBCA,
(iv) compliance with Chapter 13 of the WBCA regarding  dissenters'  rights,  and
(v) any items disclosed on the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company, and, to the Company's knowledge, the execution and delivery of the Agreements to Facilitate Merger, and the consummation of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of the Company or any Subsidiary; (b) violate any statute, rule, regulation, order, or decree of any federal, state, local, or foreign body or authority (including, but not limited to, the Food and Drug Administration (the "FDA") or any nongovernmental self-regulatory agency) by which the Company or any Subsidiary or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any federal, state, local, or foreign public body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency); or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien (as defined in Section 3.14) on any of the properties or assets of the Company or any Subsidiary under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which the Company or any Subsidiary is a party, or by which it or any of its properties or assets may be bound, except, in the case of clause (d), for any such violations, breaches, defaults, or other occurrences that would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have a Company Material Adverse Effect.

     3.7 Compliance with Laws. Except to the extent specifically described on the Company Disclosure Schedule, all activities of the Company and each Subsidiary have been, and are currently being, conducted in compliance with all applicable federal, state, local, and foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, and other similar items of any court or other governmental entity (including, but not limited to, those of the FDA or any nongovernmental self-regulatory agency), the failure to comply with which could reasonably be expected to have a Company Material Adverse Effect. The Company and each Subsidiary has timely filed or otherwise provided all registrations, reports, data, and other information and applications with respect to its medical device, pharmaceutical, consumer, health care, and other governmentally regulated products (the "Regulated Products") required to be filed with or otherwise provided to the FDA or any other federal, state, local, or foreign governmental authorities with jurisdiction over the manufacture, use, or sale of the Regulated Products, and all regulatory licenses or approvals in respect thereof are in full force and effect, except where the failure to file timely such registrations, reports, data, information, and applications or the failure to have such licenses and approvals in full force and effect would not have a Company Material Adverse Effect.

     3.8 Litigation. Except to the extent specifically disclosed on the Company Disclosure Schedule, to the Company's knowledge, no investigation or review by any federal, state, local, or foreign body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency) with respect to the Company or any Subsidiary is pending or threatened, nor has any such body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency) indicated to the Company or any Subsidiary an intention to conduct the same. Except to the extent specifically disclosed on the Company Disclosure Schedule, there are no claims, actions, suits, or proceedings by any private party that could reasonably be expected to involve individually an amount in excess of $50,000 or collectively an aggregate amount in excess of $200,000, or by any governmental body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency), against or affecting the Company or any Subsidiary, pending or, to the knowledge of the Company, threatened at law or in equity, or before any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality (including, but not limited to, the FDA or any nongovernmental self-regulatory agency), and, to the knowledge of the Company, there is no basis for any such investigation, review, claim, action, suit, or proceeding that could reasonably be expected to have a Company Material Adverse Effect.

     3.9 Absence of Material Adverse Changes. Except to the extent specifically disclosed on the Company Disclosure Schedule, since December 31, 1997 there has not been any (a) change or circumstance that could reasonably be expected to have a Company Material Adverse Effect; (b) action by the Company or any Subsidiary that, if taken on or after the date of this Agreement, would require the consent or approval of Parent pursuant to Section 5.1 hereof, except for actions as to which consent or approval has been given as provided therein; (c) damage, destruction, or loss, whether or not covered by insurance, that could reasonably be expected to have a Company Material Adverse Effect; (d) change by the Company or any Subsidiary in accounting methods or principles used for financial reporting purposes, except as required by a change in generally accepted accounting principles and concurred with by the Company's independent public accountants; or (e) agreement, whether in writing or otherwise, to take any action described or referenced in this Section 3.9.

     3.10 Environmental Laws and Regulations. The Company Disclosure Schedule completely and accurately sets forth the following: (a) a list of all above-ground storage tanks or underground storage tanks for Hazardous Materials (as defined below) on the Company's principal facility located at 11811 Willows Road N.E., Redmond, WA 98052 (the "Principal Facility"); (b) the identity of any Hazardous Materials (as defined below) used, generated, transported or disposed of by the Company or any Subsidiary now or at any time in the past, together with a brief description and location of each activity using such Hazardous
Materials (with respect to sites other than Redmond, only to the extent of material Hazardous Materials); (c) a summary of the identity of, to the Company's knowledge, any Hazardous Materials that have been disposed of or found on, above or below the Principal Facility; and (d) a list of all reports, studies, and tests in the possession of the Company or any Subsidiary or initiated by the Company or any Subsidiary pertaining to the existence of Hazardous Materials on, above, or below real property now or at any time owned, leased or occupied by the Company or any Subsidiary (such real property referred to in this Section as the "Real Property") or any property adjoining or which could reasonably be expected to affect the Real Property, or concerning compliance with or liability under the Regulations (as defined below). The Company has heretofore delivered to Parent complete and accurate copies of such reports, studies, and tests.

     The Company and each Subsidiary have obtained, and maintained in full force and effect, all required environmental permits and other governmental approvals and are in compliance with all applicable Regulations (as defined below), except where the failure to so obtain and maintain or to be in compliance would not have a Company Material Adverse Effect. Neither the Company nor any Subsidiary
(i) has received a written notice or Claim (as defined below) alleging potential liability under any of the Regulations or alleging a violation of the Regulations or (ii) has any knowledge that such a notice or Claim may be issued in the future. Neither the Company nor any Subsidiary has any knowledge of any notices to or Claims against any persons, or reasonable basis therefor, alleging potential liability under any of the Regulations with respect to the Real Property or any adjoining properties or which could reasonably be expected to affect the Real Property. Neither the Company nor any Subsidiary (i) has been or is presently subject to or, to the knowledge of the Company, threatened with any administrative or judicial proceeding pursuant to the Regulations, or (ii) has any information that it may be subject to or, to the knowledge of the Company, threatened with such a proceeding in the future. Neither the Company nor any
Subsidiary has knowledge of any conditions or circumstances that could reasonably be expected to result in the determination of liability against the Company or any Subsidiary relating to environmental matters that would have a Company Material Adverse Effect, including, but not limited to, any Claim arising from past or present environmental practices with respect to Hazardous Materials, the Real Property, or any disposal sites. No Hazardous Materials have been or are threatened to be discharged, emitted, or released into the air, water, soil, or subsurface at or from the Real Property by the Company or, to the Company's knowledge, by any other person.

     For purposes of this Section 3.10, the following terms shall have the following meanings: (i) "Hazardous Materials" means asbestos, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, explosives, known human carcinogens, petroleum products or other substances or materials listed, identified, or designated as toxic or hazardous or as a pollutant or contaminant in, or the use, release or disposal of which is regulated by, the Regulations; (ii) "Regulations" means the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ss.ss. 9601 et seq.; the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss.ss. 6901 et seq.; the Clean Water Act, 33 U.S.C. ss.ss. 1321 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., and any other federal, state, county, local, foreign, or other governmental statute, regulation, or ordinance, as now in existence, that relates to or deals with employee safety and human health, pollution, health, or the environment including, but not limited to, the use, generation, discharge, transportation, disposal, recordkeeping, notification, and reporting of Hazardous Materials; and
(iii) "Claim" means any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, penalties, attorneys' fees, and any other expenses incurred, assessed, sustained or alleged by or against the Company or any Subsidiary.

     3.11 Officers, Directors and Employees. Prior to the date hereof, the Company has provided to Parent a list that completely and accurately sets forth the name and current annual salary rate of each officer or employee of the Company or any Subsidiary whose total remuneration for the last fiscal year was, or for the current fiscal year has been set at, in excess of $50,000, together with a summary of the bonuses, commissions, additional compensation, and other like benefits, if any, paid or payable to such persons for the last fiscal year and proposed for the current fiscal year. The Company Disclosure Schedule completely and accurately sets forth the names of the officers (with all positions and titles indicated) and directors of the Company and each Subsidiary. No unfair labor practice complaint against the Company or any Subsidiary is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary. No unionizing efforts have, to the knowledge of the Company, been made by employees of the Company or any Subsidiary, neither the Company nor any Subsidiary is a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any Subsidiary. There is no labor dispute pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and its employees. During the 12-month period preceding the date of this Agreement there has not been any material increase in the rate of turnover of employees of the Company or any Subsidiary over historical rates.

     3.12 Taxes. The Company has previously furnished to Parent complete and accurate copies of all federal income tax returns actually filed by the Company for each of the fiscal years ended December 31, 1995 and 1996 and has made available for review by Parent (or, with respect to those that are not available at the Company's Principal Facility, will make available for review by Parent within 15 days after execution of this Agreement) complete and accurate copies of all other tax or assessment reports and tax returns (including any applicable information returns) required by any law or regulation (whether United States, foreign, state, local or other jurisdiction) and filed by the Company for the fiscal years ended December 31, 1995, 1996 or 1997, and of all such returns filed separately by any Subsidiary for fiscal years ended during or after 1995. The Company and each Subsidiary has filed, or has obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other tax reports and returns required to be filed by any of them. The Company and each Subsidiary has duly paid, or accrued on its books of account, all taxes (including estimated taxes) shown as due on such reports and returns (or such extension requests), or assessed against it, or that it is obligated to withhold from amounts owed by it to any person. The liabilities and reserves for taxes reflected on the Company Audited Balance Sheet or the Company Interim Balance Sheet are adequate to cover all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof ending on or before the dates thereof. There are no Liens (as defined in Section 3.14) for taxes upon any property or asset of the Company or any Subsidiary. Neither the Company nor any Subsidiary is delinquent in the payment of any tax assessment (including, but not limited to, any applicable withholding taxes). None of the tax returns or reports for the tax periods ended December 31, 1995, 1996, and 1997 have been audited by the Internal Revenue Service (the "IRS") or by any other taxing authority. Further, to the knowledge of the Company, except to the extent specifically disclosed on the Company Disclosure Schedule, no state of facts exists or has existed that would subject the Company or any Subsidiary to an additional material tax liability for any taxes assessable by either the IRS or any separate state, local, foreign, or other taxing authority with respect to any reports or returns filed on or before the date hereof (other than extension requests for which returns have not been filed as of the date hereof). Neither the Company nor any Subsidiary has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of
Section 341(f)(2) of the Code. Except to the extent specifically disclosed on the Company Disclosure Schedule, neither the Company nor any Subsidiary has (i) received notification of any pending or proposed examination by either the IRS or any state, local, foreign, or other taxing authority, (ii) received notification of any pending or proposed deficiency by either the IRS or any state, local, foreign, or other taxing authority, or (iii) granted any extension of the limitations period applicable to any claim for taxes.

     For the purposes of this Section 3.12, "tax" shall mean and include taxes, additions to tax, penalties, interest, fines, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority, including but not limited to all federal, state, county, local, and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; "tax" shall also include any liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability under any tax allocation, tax sharing, tax indemnity, or similar agreement.

     3.13 Contracts. The Company Disclosure Schedule lists, and the Company has heretofore furnished to Parent complete and accurate copies of (or, if oral, the Company Disclosure Schedule states all material provisions of), (a) every independent sales representative, noncompetition (except only for standard noncompetition agreements entered into with the Company's employees, the forms of which have been provided to Parent), loan, credit, escrow, security, mortgage, guaranty, pledge, buy-sell, letter of credit, OEM, supply, distribution, manufacturers' representative, dealer, agency, lease (except for immaterial personal property leases), licensing (except for immaterial licenses, which include, without limitation, licenses for off-the-shelf software), franchise, development, joint development, joint venture, research and development, or similar contract, agreement, or understanding material to the Company and to which the Company or any Subsidiary is a party or may be bound,
(b) every material employment or consulting agreement or arrangement with or for the benefit of any director, officer, employee, other person or shareholder of the Company or any Subsidiary or any affiliate thereof, (c) every contract, agreement, or understanding to which the Company or any Subsidiary is a party that could reasonably be expected to involve payments by or to the Company or any Subsidiary in excess of $150,000 during the Company's current 1998 fiscal year or in excess of $250,000 in the aggregate during the Company's 1998, 1999 and 2000 fiscal years, or would have a Company Material Adverse Effect, or that was not made in the ordinary course of business, (d) every agreement or contract between the Company or any Subsidiary and any of the Company's officers, directors, or more than 5% shareholders or any entity in which any of the Company's officers, directors, or more than 5% shareholders has a greater than 2% equity interest, and (e) every other contract, plan, agreement, or understanding to which the Company or any Subsidiary is a party or may be bound and which would be required to be filed with the SEC in a filing to which paragraph (b)(10) of Item 601 of Regulation S-K of the Rules and Regulations of the SEC would be applicable. The Company and each Subsidiary has performed all obligations required to be performed by it under any listed or material contract, plan, agreement, understanding, or arrangement made or obligation owed by or to the Company or any Subsidiary, except where the failure would not have a Company Material Adverse Effect; to the Company's knowledge, there has not been any event of default (or any event or condition which with notice or the lapse of time, both or otherwise, would constitute an event of default) thereunder on the part of the Company, any Subsidiary, or any other party to any thereof that would have a Company Material Adverse Effect; the same are in full force and effect and valid and enforceable by the Company or its Subsidiaries in accordance with their respective terms subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules or law governing specific performance, injunctive relief, and other equitable remedies; and the performance of any such contracts, plans, agreements, understandings, arrangements, or obligations would not have a Company Material Adverse Effect.

     3.14 Title to Properties; Liens. The Company and/or its Subsidiaries have good and marketable title to all properties and assets reflected on the Company Audited Balance Sheet or the Company Interim Balance Sheet or acquired after the dates thereof (except for properties and assets sold or otherwise disposed of in the ordinary course of business since the dates thereof), which includes each asset the absence or unavailability of which would have a Company Material Adverse Effect, subject only to (a) statutory Liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent, (b) with respect to personal property, the rights of customers of the Company or any Subsidiary with respect to inventory or work in progress under orders or contracts entered into by the Company or any Subsidiary in the ordinary course of business, (c) Liens reflected on the Company Audited Balance Sheet or the Company Interim Balance Sheet, (d) Liens for taxes not yet delinquent, and (e) and defects in title that would not have a Company Material Adverse Effect. The term "Lien" as used in this Agreement means any mortgage, pledge, security interest, encumbrance, lien, claim, or charge of any kind. All properties and assets purported to be leased by the Company or any Subsidiary are subject to valid and effective leases that are in full force and effect, and there does not exist, and the Merger will not result in, any default or event that with notice or lapse of time, or both or otherwise, would constitute a default under any such leases which would have a Company Material Adverse Effect. The properties and assets of the Company and each Subsidiary have been kept in good condition and repair in the ordinary course of business.

     3.15 Permits, Licenses, Etc.. Except as set forth on the Company Disclosure Schedule, the Company and each Subsidiary has all rights, permits, certificates, licenses, consents, franchises, approvals, registrations, and other authorizations necessary to sell its products and services and otherwise carry on and conduct its business and to own, lease, use, and operate its properties and assets at the places and in the manner now conducted and operated, except those the absence of which would not have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice or claim pertaining to the failure to obtain any permit, certificate, license, franchise, approval, registration, or other authorization required by any federal, state, local, or foreign body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency).

     3.16 Intellectual Property Rights. The Company Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks, copyrights, and all applications for or registrations of any of the foregoing as to which the Company or any Subsidiary is the owner or a licensee (indicating whether such license is exclusive or nonexclusive). The Company and each Subsidiary exclusively owns, free and clear of any Lien (as defined in Section 3.14), or is exclusively (unless otherwise indicated in the Company Disclosure Schedule) licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing, processes, inventions, designs, technology, formulas, computer software programs, know-how, and trade secrets used in or necessary for the conduct of its respective business as currently conducted or proposed to be conducted (the "Company Intellectual Property"). Except to the extent specifically disclosed on the Company Disclosure Schedule, no claim has been asserted or, to the knowledge of the Company, threatened by any person with respect to the use of the Company Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto. To the knowledge of the Company, neither the use of the Company Intellectual Property by the Company or any Subsidiary in the present or planned conduct of its business nor any product or service of the Company or any Subsidiary infringes on the intellectual property rights of any person. No current or former shareholder, employee, or consultant of the Company or any Subsidiary has any rights in or to any of the Company Intellectual Property. All Company Intellectual Property listed on the Company Disclosure Schedule has the status indicated therein and all applications are still pending in good standing and have not been abandoned. Except to the extent specifically disclosed on the Company Disclosure Schedule: (i) the Company Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding; (ii) the Company and each Subsidiary have made all statutorily required filings, if any, to record their interests, and taken reasonable actions to protect their rights, in the Company Intellectual Property; (iii) to the knowledge of the Company, no person or entity nor such person's or entity's business or products has infringed, misused, or misappropriated any Company Intellectual Property or currently is infringing, misusing, or misappropriating any Company Intellectual Property; and (iv) no other person or entity has any right to receive or any obligation to pay a royalty with respect to any Company Intellectual Property or any product or service of the Company or any Subsidiary.

     3.17 Benefit Plans. Except as set forth in the Company Disclosure Schedule:

          (a) Neither the Company nor any Subsidiary sponsors, maintains, contributes to, or has sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by the Company or any Subsidiary is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law.

          (b) Neither the Company nor any Subsidiary sponsors, maintains, contributes to, or has sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is a "Multiemployer Plan" within the meaning of Section 4001(a)(3) of ERISA.

          (c) Neither the Company nor any Subsidiary sponsors, maintains, contributes to, or has sponsored, maintained, contributed to, or been required to contribute to, any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by the Company or any Subsidiary is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Neither the Company nor any Subsidiary has established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

          (d) Neither the Company nor any Subsidiary sponsors, maintains, or contributes to, or has sponsored, maintained, or contributed to, a "self-insured medical reimbursement plan" within the meaning of Section 105(h) of the Code and the regulations thereunder.

          (e) Neither the Company nor any Subsidiary currently maintains or contributes to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any employees or shareholders or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Compensation Plans").

          (f) To the knowledge of the Company, neither any Pension Plans or Welfare Plans nor any trust created or insurance contract issued thereunder nor any trustee, fiduciary, custodian, or administrator thereof, nor any officer, director, or employee of the Company or any Subsidiary, custodian, or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code, or "party in interest" within the meaning of Section 3(14) of ERISA, with respect to any such plan has engaged in any act or omission that could reasonably be expected to subject the Company or any Subsidiary, either directly or indirectly, to a liability for breach of fiduciary duties under ERISA or a tax or penalty imposed by Section 502 of ERISA.

          (g) Full and timely payment has been made of all amounts that the Company or any Subsidiary is required, under applicable law, with respect to any Pension Plan, Welfare Plan, or Compensation Plan, or any agreement relating to any Pension Plan, Welfare Plan, or Compensation Plan, to have paid as a contribution to each Pension Plan, Welfare Plan, or Compensation Plan. To the extent required by generally accepted accounting principles, the Company has made adequate provisions for reserves to meet contributions that have not been made because they are not yet due under the terms of any Pension Plan, Welfare Plan, or Compensation Plan or related agreements. There will be no change on or before the Closing Date in the operation of any Pension Plan, Welfare Plan, or Compensation Plan or documents under which any such plan is maintained that will result in an increase in the benefit liabilities under such plan, except as may be required by law. The IRS has issued favorable determination letters with respect to all Company and Subsidiary Pension Plans that are intended to be qualified under
     Section 401(a) of the Code. The Company has provided to Parent complete and accurate copies of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals.

          (h) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Pension Plan, Welfare Plan, Compensation Plan, or other arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Pension Plan, Welfare Plan, or Compensation Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     3.18 Minute Books. The minute books of the Company and the Subsidiaries, as previously made available to Parent and its representatives, contain, in all material respects, complete and accurate records of all meetings of and corporate actions or written consents by the shareholders, Boards of Directors, and committees of the Boards of Directors of the Company and the Subsidiaries.

     3.19 Insurance Policies. The Company Disclosure Schedule sets forth a complete and accurate list, including the term, coverages, premium rates, limits and deductibles thereof, of all material policies of insurance maintained by the Company or any Subsidiary with respect to any of its officers, directors, employees, shareholders, agents, properties, buildings, machinery, equipment, furniture, fixtures or operations and a description of each claim made by the Company or any Subsidiary during the three-year period preceding the date hereof under any such policy of insurance. The Company has previously delivered to Parent complete and accurate copies of all such policies of insurance and complete and accurate copies of all documentation regarding claims made thereunder. All such policies of insurance are in full force and effect, have been issued for the benefit of the Company, its Subsidiaries, and/or their respective directors, officers and employees by properly licensed insurance carriers, and are adequate and customary for the assets, business, and operations of the Company and its Subsidiaries. The Company has promptly and properly notified its insurance carriers of any and all claims known to it with respect to its operations or products for which it is insured.

     3.20 Bank Accounts. The Company Disclosure Schedule sets forth a list of each bank, broker, or other depository with which the Company or any Subsidiary has an account or safe deposit box (other than those having a balance or value not exceeding $25,000 individually or $250,000 in the aggregate), the names and numbers of such accounts or boxes and the names of all persons authorized to draw thereon or execute transactions.

     3.21 Powers of Attorney. The Company Disclosure Schedule sets forth the names of all persons, if any, holding powers of attorney from the Company or any Subsidiary relating to authority for actions taken in the United States and a description of the scope of each such power of attorney. The Company has delivered to Parent prior to the date hereof complete and accurate copies of all such powers of attorney. Within 15 days after execution of this Agreement, the Company shall provide Parent with a list setting forth the names of all persons holding any other powers of attorney from the Company or any Subsidiary not included in the Company Disclosure Schedule and a description of the scope of each such other power of attorney (other than powers of attorney granted in the ordinary course of business for the prosecution of intellectual property filing matters).

     3.22 Product Liability Claims. During the three-year period preceding the date hereof, neither the Company nor any Subsidiary has ever received a claim, or incurred any uninsured or insured liability, for or based upon breach of product warranty (other than warranty service, repair claims and MDR's in the ordinary course of business not material in amount or significance), strict liability in tort, negligent manufacture of product, negligent provision of services or any other allegation of liability, including or resulting in, but not limited to, product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of services (hereafter collectively referred to as "Product Liability"). To the knowledge of the Company, no basis for any claim based upon alleged Product Liability exists that would have a Company Material Adverse Effect.

     3.23 Warranties. To the knowledge of the Company, all products manufactured or sold, and all services provided, by the Company or any Subsidiary have complied, and are in compliance, in all material respects with all contractual requirements, warranties or covenants, express or implied, applicable thereto, and with all applicable governmental, trade association or regulatory specifications therefor or applicable thereto, including, to the extent applicable, FDA Good Manufacturing Practices. The terms of all product and service warranties of the Company and each Subsidiary are specifically set forth on the Company Disclosure Schedule. The Company has delivered to Parent prior to the date hereof complete and accurate copies of the forms of all such warranties and policies used by the Company in the last twenty (20) months, and no warranties with terms of more than twelve (12) months have been used by the Company other than those used in the last twenty (20) months.

     3.24 Inventories. Except as specifically set forth on the Company Disclosure Schedule, all inventories owned by the Company and its Subsidiaries consist of items of merchantable quality and quantity usable or salable in the ordinary course of business, are salable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company or the applicable Subsidiary therefor, conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements, except to the extent that the failure of such inventories so to consist, be saleable, conform, or be manufactured would not have a Company Material Adverse Effect. Except as specifically set forth on the Company Disclosure Schedule, the quantities of all inventories, materials, and supplies of the Company and each Subsidiary (net of the obsolescence reserve therefor shown on the Company Interim Balance Sheet and determined in the ordinary course of business consistent with past practice) are not obsolete, damaged, slow-moving, defective, or excessive, and are reasonable and balanced in the circumstances of the Company and its Subsidiaries, except to the extent that the failure of such inventories to be in such conditions would not have a Company Material Adverse Effect. The Company Disclosure Schedule sets forth a true and complete list of the addresses of all warehouses or other facilities in which inventories of the Company or any Subsidiary are located.

     3.25 Relations with Suppliers and Customers. No material current supplier of the Company or any Subsidiary has cancelled any contract or order for provision of, and, to the knowledge of the Company, there has been no threat by or basis for any such supplier not to provide, raw materials, products, supplies, or services to the businesses of the Company and its Subsidiaries either prior to or following the Merger. Except as specifically set forth on the Company Disclosure Schedule, neither the Company nor any Subsidiary has, to the knowledge of the Company, received any information from any customer that accounted for more than 5% of the revenues of the Company and its Subsidiaries during the last full fiscal year to the effect that such customer intends to materially decrease the amount of business it does with the businesses of the Company and its Subsidiaries either prior to or following the Merger. The Company Disclosure Schedule lists each supplier to the Company or any Subsidiary that is the sole source of a particular raw material, product, supply, or service.

     3.26 No Finders. No act of the Company or any Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified on the Company Disclosure Schedule to those parties identified thereon who have acted as a finder for the Company or have been retained by the Company as financial advisors pursuant to the agreements or other documents described in the Company Disclosure Schedule, copies of which have been provided to Parent prior to the date of this Agreement.

     3.27 Proxy Statement. The Proxy Statement/Prospectus (as defined in Section
5.4 hereof) and any amendments or supplements thereto will comply in all material respects with all applicable laws, and none of the information relating to the Company or its affiliates included or incorporated therein or in any amendments or supplements thereto, or any schedules required to be filed with the SEC in connection therewith, will, at any time during the period beginning at the time it is mailed to shareholders and ending at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information relating to Parent or any affiliate of Parent supplied by Parent specifically for inclusion in the Proxy Statement/Prospectus.

     3.28 Merger Filings. The information as to the Company and the Subsidiaries or any of their affiliates or shareholders included in the Company's filing, or submitted to Parent for inclusion in its filing, if any, required to be submitted under the HSR Act or under any Foreign Merger Laws shall be true, correct, and complete in all material respects and shall comply in all material respects with the applicable requirements of the HSR Act, the rules and regulations issued by the Federal Trade Commission pursuant thereto, and the Foreign Merger Laws.

     3.29 Fairness Opinion. The Company has received an opinion from Morgan Stanley & Co. Incorporated to the effect that, as of the date hereof, the consideration to be received by the holders of Company Common Stock in the Merger is fair to such holders from a financial point of view, and the Company will promptly deliver a copy of such opinion to Parent.

     3.30 State Takeover Laws. The Board of Directors of the Company has approved the transactions contemplated by this Agreement, the Agreements to Facilitate Merger described in Section 5.11 hereof, and the Stock Option Agreement described in Section 5.17 hereof such that the provisions of Section 23B.19.040 of the WBCA will not apply to this Agreement or the Agreements to Facilitate Merger or the Stock Option Agreement or any of the transactions contemplated hereby or thereby.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         OF PARENT AND MERGER SUBSIDIARY

     Except as set forth in a document of even date herewith, referring specifically to the representations and warranties in this Agreement which identifies by section number to which such disclosure relates (the "Parent Disclosure Schedule"), Parent and Merger Subsidiary hereby jointly and severally make the following representations and warranties to the Company:

     4.1 Organization. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the state of Minnesota. Merger Subsidiary is a corporation duly organized and validly existing under the laws of the state of Washington. Each of Parent and Merger Subsidiary has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Each of Parent and Merger Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could reasonably be expected to have a Parent Material Adverse Effect (as defined below). "Parent Material Adverse Effect" means an effect that, individually or in the aggregate with other effects, is or would reasonably be expected to be materially adverse: (i) to the present or planned business, properties, liabilities, results of operation, or financial condition of Parent and its subsidiaries, considered as a whole, or (ii) to Parent's ability to perform any of its obligations under this Agreement or to consummate the Merger.

     4.2 Authorization. Each of Parent and Merger Subsidiary has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and Parent has full corporate power and authority to prepare, file, and distribute the Registration Statement (as defined in Section 5.4 hereof). The execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of Parent and Merger Subsidiary and by Parent as the sole shareholder of Merger Subsidiary, and no other corporate proceedings on the part of Parent and Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Subsidiary and constitutes the valid and binding obligation of Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

     4.3 Capitalization. As of June 12, 1998, the authorized capital stock of Parent consisted of (a) 800,000,000 shares of Common Stock with a par value of $.10 per share, of which there were 469,344,895 shares issued and outstanding and no shares held in Parent's treasury, and (b) 2,500,000 shares of Preferred Stock with a par value of $1.00 per share, of which there were no shares issued and outstanding. The authorized capital stock of Merger Subsidiary consists of 2,500 shares of Merger Subsidiary Common Stock, 100 of which are issued and outstanding and owned by Parent. All issued and outstanding shares of Parent Common Stock and Merger Subsidiary Common Stock are, and the shares of Parent Common Stock to be issued and delivered in the Merger pursuant to Article 1 hereof shall be, at the time of issuance and delivery, validly issued, fully paid, nonassessable, and free of preemptive rights. The shares of Parent Common Stock to be issued and delivered in the Merger pursuant to Article 1 hereof shall be registered under the 1933 Act and duly listed for trading on the NYSE, subject to official notice of issuance.

     4.4 Consents and Approvals. Except for (i) any applicable requirements of the 1933 Act, the 1934 Act, state securities laws, the NYSE, the HSR Act, and Foreign Merger Laws, (ii) the filing and recordation of appropriate merger documents as required by the WBCA, and (iii) compliance with Chapter 13 of the WBCA regarding dissenters' rights of the Company's shareholders, the execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Parent or Merger Subsidiary; (b) violate any statute, rule, regulation, order, or decree of any public body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency) by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any public body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency); or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Parent or its subsidiaries under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, or other instrument or obligation to which Parent or any of its subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound, except, in the case of clause (d), for any such violations, breaches, defaults, or other occurrences that would not prevent or delay consummation of any of the transaction contemplated hereby in any material respect, or otherwise prevent Parent from performing its obligations under this Agreement in any material respect, and would not have a Parent Material Adverse Effect.

     4.5 Reports; Financial Statements; Absence of Changes; Litigation. Parent has filed all forms, reports, registration statements, and documents required to be filed by it with the SEC since May 1, 1995 (such forms, reports, registration statements and documents, together with any amendments thereto, are referred to as the "Parent SEC Filings"). As of their respective dates, the Parent SEC Filings (i) complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included or incorporated by reference in the Parent SEC Filings (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present the consolidated financial position of Parent as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved. Except to the extent disclosed in Parent's subsequent filings with the SEC or specifically disclosed in the Parent Disclosure Schedule, since April 30, 1997, there has not been any change or circumstance that would have a Parent Material Adverse Effect. Except to the extent disclosed in the Parent SEC Filings or in the Parent Disclosure Schedule, to Parent's knowledge, there is no investigation, review, claim, action, suit or proceeding by any federal, state, local or foreign body or authority (including, but not limited to, the FDA or any non-governmental self-regulatory agency) or private party with respect to Parent that could reasonably be expected to have a Parent Material Adverse Effect.

     4.6  Registration  Statement.  The  Registration  Statement  (as defined in
Section 5.4 hereof) and any amendments or supplements thereto will comply in all material respects with the 1933 Act, and none of the information relating to Parent or its affiliates included or incorporated therein or in any amendments or supplements thereto, or any schedules required to be filed with the SEC in connection therewith, will, at the time the Registration Statement becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent with respect to information supplied by the Company or any affiliate of the Company specifically for inclusion in the Registration Statement.

     4.7 Merger Filings. The information as to Parent and Merger Subsidiary or any of their affiliates or shareholders included in Parent's filing, or submitted to the Company for inclusion in its filing, if any, required to be submitted under the HSR Act or under any Foreign Merger Laws shall be true, correct, and complete in all material respects and shall comply in all material respects with the applicable requirements of the HSR Act, the rules and regulations issued by the Federal Trade Commission pursuant thereto, and Foreign Merger Laws.

     4.8 No Finders. No act of Parent or Merger Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments to Goldman, Sachs & Co., who has been retained by Parent as its financial advisor.


                                    ARTICLE 5
                                    COVENANTS

     5.1 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company and each Subsidiary will conduct its respective operations according to its ordinary and usual course of business and consistent with past practice, and the Company and each Subsidiary will use all reasonable efforts to preserve intact its respective business organizations, to maintain its present and planned business, to keep available the services of its respective officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, physicians, consultants, customers, and others having business relationships with it. The Company will promptly advise Parent orally and in writing of any material change in the management, present or planned business, properties, liabilities, results of operations, or financial condition of the Company or any Subsidiary. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement, prior to the Effective Time, neither the Company nor any Subsidiary will, without the prior written consent of Parent:

          (a) amend its Articles of Incorporation or Bylaws;

          (b) authorize for issuance, issue, sell, pledge, or deliver (whether through the issuance or granting of additional options, warrants, commitments, subscriptions, rights to purchase, or otherwise other than in the ordinary course of business consistent with past new hire practices) any stock of any class or any securities convertible into shares of stock of any class (other than the issuance of the number of shares of Company Common Stock indicated in Section 3.3 hereof upon the exercise in accordance with the current terms of the stock options listed in Schedule
     3.3 hereof as outstanding on the date of this Agreement);

          (c) split, combine, or reclassify any shares of its capital stock, declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; or redeem or otherwise acquire any shares of its capital stock or other securities; or amend or alter any material term of any of its outstanding securities;

          (d) other than in the ordinary course of business and consistent with past practice, create, incur, or assume any indebtedness for borrowed money, or assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person; or make any loans, advances or capital contributions to, or investments in, any other person; or create, incur or assume any Lien on any material asset;

          (e) knowingly take any action that would have the effect of (i) jeopardizing the treatment of the acquisition of the Company by Parent as a "pooling of interests" for accounting purposes, or (ii) jeopardizing the qualification of the Merger as a reorganization within the meaning of
     Section 368(a)(2)(E) of the Code;

          (f) (i) increase in any manner the compensation of any of its directors, officers, employees, shareholders, or consultants, except in the ordinary course of business and consistent with past practice or consistent with existing contractual commitments, in each case to the extent disclosed in writing to Parent prior to the date hereof, or accelerate the payment of any such compensation (whether or not any such acceleration is consistent with past practice); (ii) pay or accelerate or otherwise modify the payment, vesting, exercisability, increase in matching amount, or other feature or requirement of any pension, retirement allowance, severance, change of control, stock option, or other employee benefit not required by any existing plan, agreement, or arrangement to any such director, officer, employee, shareholder, or consultant, whether past or present; or (iii) except for normal increases in the ordinary course of business in accordance with its customary past practices or consistent with existing contractual commitments, in each case to the extent disclosed in writing to the Parent prior to the date hereof, commit itself to any additional or increased pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance, change of control, retirement or other benefit, plan, agreement, or arrangement, or to any employment or consulting agreement, with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

          (g) except in the ordinary course of business and consistent with past practice, or pursuant to contractual obligations existing on the date hereof, (i) sell, transfer, mortgage, or otherwise dispose of or encumber any real or personal property, (ii) pay, discharge, or satisfy claims, liabilities, or obligations (absolute, accrued, contingent, or otherwise), or (iii) cancel any debts or waive any claims or rights, which involve payments or commitments to make payments that individually exceed $50,000 or, in the aggregate, exceed $100,000;

          (h) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any portion of the assets of, or by any other manner, any business of any corporation, partnership, joint venture, association, or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company, except as provided in subsection (i) below and except purchases of inventory in the ordinary course of business consistent with past practice or consistent with the Company's 1998 budget delivered to Parent prior to the execution of this Agreement (the "1998 Budget");

          (i) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000 unless in the ordinary course of business consistent with the Company's 1998 Budget;

          (j) enter into, amend, or terminate any joint ventures or any other agreements, commitments, or contracts that, individually or in the
     aggregate,   are  material  to  the  Company  or  any  Subsidiary   (except
     agreements,   commitments,   or   contracts   expressly   provided  for  or
     contemplated by this Agreement or for the purchase, sale, or lease of goods, services, or properties in the ordinary course of business, consistent with past practice or capital expenditures or inventory purchases consistent with the 1998 Budget), or otherwise make any material change in the conduct of the business or operations of the Company or any Subsidiary;

          (k) enter into or terminate, or amend, extend, renew, or otherwise modify (including, but not limited to, by default or by failure to act) any distribution, OEM, independent sales representative, noncompetition, licensing, franchise, research and development, supply, or similar contract, agreement, or understanding (except agreements, commitments, or contracts expressly provided for or contemplated by this Agreement or for the purchase, sale, or lease of goods, services, or properties in the ordinary course of business, consistent with past practice or capital expenditures or inventory purchases consistent with the Company's 1998 Budget);

          (l) change in any material respect its credit policy as to sales of inventories or collection of receivables or its inventory consignment practices;

          (m) remove or permit to be removed from any building, facility, or real property any machinery, equipment, fixture, vehicle, or other personal property or parts thereof, except in the ordinary course of business;

          (n) alter or revise its accounting principles, procedures, methods, or practices, except as required by a change in generally accepted accounting principles and concurred with by the Company's independent public accountants;

          (o) institute, settle, or compromise any claim, action, suit, or proceeding pending or threatened by or against it involving amounts in excess of $100,000 (limited to the Company's retention amount, if insured), at law or in equity or before any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality (including, but not limited to, the FDA or any nongovernmental self-regulatory agency);

          (p) distribute or otherwise circulate any notices, directives, or other communications directed to all or groups of customers, vendors, employees, distributors, or others associated with its business relating to the transactions contemplated hereby or to the operation of business after consummation of such transactions without consulting with Parent, giving Parent reasonable opportunity to comment thereon, and obtaining prior to distribution Parent's approval thereof, which shall not unreasonably be withheld;

          (q)  knowingly  take any action that would render any  representation,
     warranty,   covenant,  or  agreement  of  the  Company  in  this  Agreement inaccurate or breached as of the Closing Date; or

          (r) agree, whether in writing or otherwise, to do any of the foregoing.

     5.2 No  Solicitation.  Neither the Company nor any  Subsidiary,  nor any of
their respective officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant  retained  by the  Company or any  Subsidiary),  shall,  directly  or indirectly, solicit, encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any information to, any corporation, partnership, person, or other entity or group (other than Parent or any affiliate or agent of Parent) concerning any merger, sale or licensing of any significant portion of the assets, sale of shares of capital stock
(including without limitation any proposal or offer to the Company's shareholders), or similar transactions involving the Company or any Subsidiary (an "Alternative Proposal"), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; provided, however, that this section shall not prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (a) the Board of Directors of the Company determines in good faith that such action is so required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, the Board has been so advised in writing by outside counsel, in its judgment and opinion, as being so required and the Board so represents to Parent that the Board has been so advised, (b) prior to furnishing information to, or entering into discussions and negotiations with, such person or entity, the Company promptly provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (c) the Company keeps Parent informed of all material terms and events with respect to any such Alternative Proposal; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the 1934 Act with regard to an Alternative Proposal. Nothing in this section shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article 7 hereof), (y) permit the Company to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal), or (z) affect any other obligation of the Company under this Agreement.

     5.3 Access and Information. The Company shall afford to Parent, and to Parent's accountants, officers, directors, employees, counsel, and other representatives, reasonable access during normal business hours, from the date hereof through the Effective Time, to all of its properties, books, contracts, commitments, and records, and, during such period, the Company shall furnish promptly to Parent all information concerning the Company's and its Subsidiaries' businesses, prospects, properties, liabilities, results of operations, financial condition, testing, clinicals, officers, employees, investigators, distributors, customers, suppliers, and others having dealings with the Company as Parent may reasonably request and reasonable opportunity to contact and obtain information from such officers, employees, investigators, distributors, customers, suppliers, and others having dealings with the Company as Parent may reasonably request; provided, with respect to certain designated matters subject to existing confidentiality agreements as referenced in separate disclosure letters dated June 1 and 26, 1998, access for Parent shall be provided as set forth in such separate disclosure letter. During the period from the date hereof to the Effective Time, the parties shall in good faith meet and correspond on a regular basis for mutual consultation concerning the conduct of the Company's and the Subsidiaries' businesses and, in connection therewith, Parent shall be entitled to have employees or other representatives present at the offices of the Company and its Subsidiaries to observe, and be kept informed concerning, the Company's and the Subsidiaries' operations and business planning. Parent shall hold in confidence all such nonpublic information as required and in accordance with the confidentiality agreement dated April 16, 1998, between Parent and the Company (the "Confidentiality Agreement").

     5.4 Approval of Shareholders; Proxy Statement; Registration Statement.

          (a) The Company shall promptly take all action necessary in accordance with Washington law and the Company's Articles of Incorporation and Bylaws to cause a special meeting of the Company's shareholders (the "Company Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date upon which the Registration Statement (as defined below) becomes effective for the purpose of voting upon the Merger. The shareholder vote or consent required for approval of the Plan of Merger and the Merger shall be no greater than that set forth in the WBCA and the Company's Articles of Incorporation as previously provided to Parent. Accordingly, the Company represents and warrants that the affirmative vote of the holders of record of two-thirds of the outstanding shares of Company Common Stock is all that is necessary to obtain shareholder approval of the Plan of Merger and the Merger. The Company shall use all reasonable efforts to obtain the approval by the Company's shareholders of this Agreement, the Plan of Merger, and the Merger. In accordance therewith, the Company shall, with the cooperation of Parent, prepare and file, as soon as reasonably practicable, a proxy statement/prospectus included as part of the
     Registration Statement (such proxy statement/prospectus, together with notice of meeting, form of proxy, and any letter or other materials to the Company's shareholders included therein are referred to in this Agreement as the "Proxy Statement/Prospectus"). The Company shall use all reasonable efforts to cause the definitive Proxy Statement/Prospectus to be mailed to the shareholders of the Company, as soon as reasonably practicable following its effectiveness, with the date of mailing as mutually determined by the Company and Parent. The Company will, through its Board of Directors, recommend to its shareholders approval of the Merger in the definitive Proxy Statement/Prospectus.

          (b) Parent shall, with the cooperation of the Company, prepare and file, as soon as reasonably practicable, a registration statement under the 1933 Act registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement"), which Registration Statement shall include the Proxy Statement/Prospectus. Parent will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly thereafter as practicable. Parent shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant to the Merger. The Company shall furnish to Parent all information concerning the Company and its Subsidiaries and the holders of its capital stock, and shall take such other action and otherwise cooperate, as Parent may reasonably request in connection with any such action.

          (c) Parent shall notify the Company promptly of the receipt of the comments of the SEC and of any request by the SEC for amendments or supplements to the Registration Statement and shall supply the Company with copies of all correspondence with the SEC with respect to the Registration Statement.

          (d) If at any time prior to the Company Shareholders Meeting, any event should occur relating to the Company, any Subsidiary, or the Company's officers or directors that is required to be described in an amendment or supplement to the definitive Proxy Statement/Prospectus or the Registration Statement, the Company shall promptly inform Parent. If at any time prior to the Company Shareholders Meeting, any event shall occur relating to Parent or Merger Subsidiary or their respective officers or directors that is required to be described in an amendment or supplement to the definitive Proxy Statement/Prospectus or the Registration Statement, Parent shall promptly inform the Company. Whenever any event occurs that should be described in an amendment of, or supplement to, the definitive Proxy Statement/Prospectus or the Registration Statement, the Company or Parent, as the case may be, shall, upon learning of such event, promptly notify the other and consult and cooperate with the other in connection with the preparation of a mutually acceptable amendment or supplement. The parties shall promptly file such amendment or supplement with the SEC and mail such amendment or supplement as soon as practicable after it is cleared by the SEC.

     5.5 Consents. The Company will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of the Company or its Subsidiaries to consummate the transactions contemplated hereby. Parent agrees to cooperate with the Company in connection with obtaining such approvals and consents. Parent will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Parent to consummate the transactions contemplated hereby. The Company agrees to cooperate with Parent in connection with obtaining such approvals and consents.

     5.6 Affiliates' Letters.

          (a) The Company has delivered to Parent a list of names of those persons, in the Company's reasonable judgment after consultation with outside legal counsel, who, as of the date hereof, are affiliates within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling-of-interests accounting treatment (each such person, an "Affiliate") of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list and shall promptly update such list to reflect any changes thereto. The Company has caused to be delivered to Parent an affiliate's letter in the form attached hereto as Exhibit B, executed by each of the Affiliates of the Company identified in the foregoing list, and shall use all reasonable efforts to deliver or cause to be delivered to Parent prior to the Effective Time such an affiliate's letter executed by any additional persons who become Affiliates after the date hereof. Parent shall be entitled to place legends as specified in such affiliates' letters on the certificates evidencing any of the Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such letters.

          (b) For so long as resales of shares of Parent Common Stock issued pursuant to the Merger are subject to the resale restrictions set forth in Rule 145 under the Securities Act, Parent will use all reasonable efforts to comply with Rule 144(c)(1) under the Securities Act.

     5.7 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the transactions contemplated hereby, the Proxy Statement/Prospectus, and the Registration Statement will be paid by the party incurring such costs and expenses, except that the Company and Parent will share equally the cost of printing and filing with the SEC the Proxy Statement/Prospectus and the Registration Statement, the filing fees required under the HSR Act or any Foreign Merger Laws, and the fees charged by Price Waterhouse LLP for the letters described in Section 5.15 (the "Shared Expenses").

     5.8 Reasonable Efforts; Further Actions. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement within 90 days of the date of this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     5.9 Regulatory Approvals. The Company and Parent will take all reasonable action as may be necessary under federal or state securities laws or the HSR Act or Foreign Merger Laws applicable to or necessary for, and will file as soon as reasonably practicable and, if appropriate, use all reasonable efforts to have declared effective or approved all documents and notifications with the SEC and other governmental or regulatory bodies (including, without limitation, the FDA and equivalent foreign regulatory bodies, and other foreign regulatory bodies that administer Foreign Merger Laws, and any foreign labor councils or bodies as may be required) that they deem necessary or appropriate for, the consummation of the Merger and the transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions. Notwithstanding the foregoing or anything herein to the contrary, neither Parent nor Merger Subsidiary shall be required to make arrangements for or to effect the cessation, sale, or other disposition of particular assets or categories of assets or businesses of Parent, Merger Subsidiary, the Company, or any of their affiliates.

     5.10 Certain Notifications. The Company shall promptly notify Parent in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by the Company or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.2. Parent shall promptly notify the Company in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Parent or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.3.

     5.11 Voting of Shares. To induce Parent to execute this Agreement, all of the officers and directors of the Company have executed and delivered as of the date hereof Agreements to Facilitate Merger in the form attached hereto as Exhibit C, pursuant to which each such person has agreed to vote his or her shares of Company Common Stock in favor of the Merger at the Company Shareholders Meeting.

     5.12 Noncompetition Agreements. To induce Parent to execute this Agreement, the Company has caused the executives who, as of the date hereof, are the Company's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel to execute and deliver to Parent as of the date hereof (but expressly contingent upon the Closing of the Merger) noncompetition agreements substantially in the form of Exhibit D hereto.

     5.13 NYSE Listing Application. Parent shall prepare and submit to the NYSE a listing application for the Parent Common Stock to be issued in the Merger pursuant to Article 1 of this Agreement. The Company shall cooperate with Parent in such listing application.

     5.14 Indemnification, Exculpation and Insurance.

          (a) The articles of incorporation and the bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's articles of incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law. Parent shall guarantee the obligations of the Surviving Corporation with respect to the indemnification provisions contained in the Surviving Corporation's articles of incorporation and bylaws.

          (b) To the extent coverage is reasonably available under the Company's current directors' and officers' liability insurance policy or otherwise, Parent will extend the discovery or reporting period under such policy for up to three years from the Effective Time to maintain in effect directors' and officers' liability insurance covering pre-acquisition acts for those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) (the "Indemnification Parties") on terms no less favorable than the terms of such current insurance coverage; provided, however, that in no event shall Parent be required to expend for such three-year extension an amount in excess of 150% of the annual premium currently paid by the Company for such insurance; and provided further that if the cost of such three-year extension exceeds such 150% amount, Parent shall be obligated to obtain such extension as is available for a cost not exceeding such amount.

          (c) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.14.

          (d) This Section 5.14 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     5.15 Letters of the Company's and Parent's Accountants. (A) The Company shall cooperate with Parent and use all reasonable efforts to cause to be delivered to Parent the following letters from Price Waterhouse LLP ("PW") addressed to the Company and Parent: (i) a letter dated the date of this Agreement, stating that after appropriate review and based on its familiarity with the Company, neither the Company nor any of its shareholders who are affiliates has taken or agreed to take any action that would prevent Parent from accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations; and
(ii) a letter dated as of the Closing Date stating that after appropriate review and based on its familiarity with the Company, neither the Company nor any of its shareholders has taken or agreed to take any action that would prevent Parent from accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. (B) The Company shall cooperate with Parent and Parent shall use all reasonable means to cause to be delivered to the Company the following letters from PW addressed to Parent and the Company: (i) a letter dated the date of this Agreement, stating that after appropriate review of this Agreement and a letter from the Parent describing the transaction and describing actions to be taken by Parent with respect to the sale of certain shares of Parent Common Stock, the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations; and
(ii) a letter dated as of the Closing Date confirming as of the Closing Date that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The fees charged by PW for such letters shall be shared equally by Parent and the Company.

     5.16 Subsidiary Shares. At or prior to the Closing, the Company shall cause all issued and outstanding Subsidiary shares owned by any person other than the Company to be transferred for no or nominal consideration to such person or persons designated by Parent.

     5.17 Stock Option Agreement. To induce Parent to execute this Agreement, the Company has executed and delivered to Parent as of the date hereof a Stock Option Agreement in the form attached hereto as Exhibit E, pursuant to which the Company has granted to Parent an option to acquire from the Company such number of shares of Company Common Stock as equals 19.9% of the aggregate number of outstanding shares of Company Common Stock, at an exercise price equal to $27.50 per share or such lesser amount as is described in the second paragraph of
Section 1.3(a) hereof. Such option shall become exercisable only in the events described in the Stock Option Agreement.

     5.18 Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course and use all reasonable efforts to preserve their relationships with customers, suppliers and others having business dealings with them; provided that the foregoing shall not prevent Parent or any of its subsidiaries from discounting or disposing of any part of its assets or business or from acquiring any assets or businesses or from entering into any financing transactions if such action is, in the judgment of Parent, desirable in the conduct of the business of Parent and its subsidiaries. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as (i) contemplated by this Agreement or (ii) as set forth in a writing delivered to the Company prior to the execution hereof, Parent shall not, and shall not permit any of its subsidiaries to:

          (a) (i) declare, set aside or pay (whether in cash or property) any dividends on, or make any other distributions in respect of, any capital stock other than dividends and distributions by any direct or indirect wholly owned subsidiary of Parent to its parent and except for regular quarterly cash dividends (in an amount determined in a manner consistent with Parent's past practice) declared by the Board of Directors of Parent with customary record and payment dates and except distributions pursuant to the Parent Rights Plan, (ii) reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock (other than pursuant to the Parent Rights Plan);

          (b) amend its articles of incorporation (except for the purpose of increasing its authorized capitalization), bylaws or other comparable charter or organizational documents in a manner which would reasonably be expected to be materially adverse to the stockholders of the Company; or

          (c) authorize, or commit or agree to take any of, the foregoing actions.

     5.19 Benefit Plans and Employee Matters. From and after the Effective Time, Parent shall to the extent practicable cause the Surviving Corporation to provide employee benefits and programs to the Company's employees that, in the aggregate, are substantially comparable or more favorable than those in existence as of the date hereof and disclosed in writing to Parent prior to the date hereof.

     5.20 Delivery of Specified Documents.

          (a) Notwithstanding anything contained in this Agreement to the contrary, the parties acknowledge that the affiliates' letters described in
     Section 5.6, the Agreements to Facilitate Merger described in Section 5.11, the noncompetition agreements described in Section 5.12, and the letters of PW dated the date of this Agreement (as opposed to the letter of PW to be dated as of the Closing Date) described in Section 5.15 have not been delivered as of the date hereof. The Company agrees that it will use best efforts to deliver all such documents and agreements within two business days after the execution of this Agreement on the date hereof.

          (b) Notwithstanding anything contained in this Agreement to the contrary, the parties acknowledge that portions of Sections 3.6, 3.10, 3.13, and 3.17 of the Company Disclosure Schedule have not been delivered as of the date hereof. The Company agrees that it will use best efforts to deliver all such portions of the Company Disclosure Schedule within three business days (or, as to any particular item, such greater number of days specified in the above-referenced sections of the Company Disclosure Schedule) after the execution of this Agreement on the date hereof.
     Following the Company's delivery of all such portions of the Company Disclosure Schedule, Parent shall have three business days thereafter to object in writing to the Company if any of the information set forth therein is materially different from the information previously provided to Parent in its due diligence review of the Company. If Parent so objects, the Company shall have three business days thereafter to resolve with Parent each of the matters to which Parent so objected. If Parent and the Company cannot resolve all such matters, the Chairman of each of Parent and the Company shall have five business days thereafter to resolve all such matters. If the Chairmen cannot do so, then, if the aggregate impact of such matters as to which Parent and the Company disagree could reasonably be expected to be equal in amount to at least one percent of the aggregate value of the Parent Common Stock delivered to the Company's shareholders in the Merger (based on the Parent Average Stock Price), then the provisions of Section 6.2(k) shall apply.

                                    ARTICLE 6
                               CLOSING CONDITIONS

     6.1 Conditions to Obligations of Parent, Merger Subsidiary, and the Company. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) No Injunction. None of Parent, Merger Subsidiary, or the Company shall be subject to any final order, decree, or injunction of a court of competent jurisdiction within the United States that (i) prevents or materially delays the consummation of the Merger, or (ii) would impose any material limitation on the ability of Parent effectively to exercise full rights of ownership of the Company or the assets or business of the Company.

          (b) Shareholder Approval. The approval of the shareholders of the Company referred to in Section 5.4 hereof shall have been obtained, in accordance with the WBCA and the Company's Articles of Incorporation and Bylaws.

          (c) Registration Statement. The Registration Statement (as amended or supplemented) shall have become effective under the 1933 Act and shall not be subject to any "stop order," and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness or qualification thereof shall have been initiated and be continuing or have been threatened and be unresolved. Parent shall also have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated hereby.

          (d) NYSE Listing. The shares of Parent Common Stock to be delivered pursuant to the Merger shall have been duly listed on the NYSE, subject to official notice of issuance.

          (e)  Waiting   Periods.   The  waiting   periods   applicable  to  the
     consummation of the Merger under the HSR Act and any Foreign Merger Laws shall have expired or been terminated.

     6.2 Conditions to Obligations of Parent and Merger Subsidiary. The respective obligations of Parent and Merger Subsidiary to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

          (a) Representations and Warranties True. Each representation and warranty of the Company contained in this Agreement, without regard to any qualification or reference to immateriality or "Company Material Adverse Effect," shall be true and correct on the date hereof and on the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), except for any inaccuracies that, individually or in the aggregate, have not had, and would not have, a Company Material Adverse Effect.

          (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

          (c) Consents. The Company shall have obtained all permits, authorizations, consents, and approvals required on its part to perform its obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance satisfactory to Parent, and Parent and Merger Subsidiary shall have received evidence satisfactory to them of the receipt of such permits, authorizations, consents, and approvals.

          (d) Opinion of Counsel for the Company. Parent and Merger Subsidiary shall have received an opinion of Preston Gates & Ellis LLP, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, to the effect set forth in Exhibit F hereto.

          (e) Affiliates' Letters. Parent shall have received a letter from each of the Affiliates pursuant to Section 5.6 hereof.

          (f) Noncompetition Agreements. Parent shall have received executed agreements from such persons, and in such form satisfactory to Parent, as described in Section 5.12 hereof.

          (g) Resignations. Such officers and directors of the Company or of any Subsidiary as shall have been specified Parent shall have tendered their respective resignations effective as of the Effective Time.

          (h) Pooling Opinion. Parent shall have received each of the letters described in Section 5.15; provided, however, if within 10 business days after the date on which all other closing conditions of Section 6.1 and 6.3 have been satisfied (including, but not limited to, receipt of the letters described in Section 5.15(A)), Parent has not received the letter described in Section 5.15(B)(ii) solely because of actions on the part of Parent or its shareholders who are affiliates which prevent the Merger from qualifying as a pooling of interests transaction, then the condition that such letter be received shall be deemed waived by Parent.

          (i) Continued Employment of Key Executives. The chief executive officer and other executive employees of the Company designated in writing by Parent on or before the date of this Agreement shall have agreed to continue their employment with the Company following the Merger on such terms as are mutually satisfactory to Parent and such employees.

          (j) Subsidiary Shares. The transfer of Subsidiary shares as provided in Section 5.16 shall have occurred.

          (k) Delivery of Specified Documents. The Company shall have delivered or caused to be delivered to Parent, within five business days (or, as to any particular item, such greater number of days specified in Sections 3.6, 3.10, 3.13, and 3.17 of the Company Disclosure Schedule) after the execution of this Agreement on the date hereof, the above-referenced sections of the Company Disclosure Schedule described in Article 3, the affiliates' letters described in Section 5.6, the noncompetition agreements described in Section 5.12, and the letters of PW dated the date of this Agreement described in Section 5.15. Further, each of the portions of the Company Disclosure Schedule as so delivered shall not contain information as to which Parent shall object and which cannot be resolved between Parent and the Company in the manner described in Section 5.20(b) and which has an aggregate impact at least equal to the amount described in Section 5.20(b); provided, however, that the condition described in this sentence shall expire unless Parent delivers written notice to the Company, within one business day after expiration of the final five-business-day period described in Section 5.20(b) for resolution of the matters in dispute.

     6.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

          (a) Representations and Warranties True. Each representation and warranty of Parent contained in this Agreement, without regard to any qualification or reference to immateriality or "Parent Material Adverse Effect," shall be true and correct on the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), except for any inaccuracies that, individually or in the aggregate, have not had, and would not have, a Parent Material Adverse Effect.

          (b) Performance. Parent and Merger Subsidiary shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

          (c) Consents. Parent and Merger Subsidiary shall have obtained all permits, authorizations, consents, and approvals required on their part to perform their obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance satisfactory to the Company, and the Company shall have received evidence satisfactory to it of the receipt of such permits, authorizations, consents, and approvals.

          (d) Opinion of Counsel for Parent. The Company shall have received an opinion of Fredrikson & Byron, P.A., counsel to Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect set forth in Exhibit G hereto.

          (e) Tax Opinion. The Company shall have received an opinion of Preston Gates & Ellis LLP, counsel to the Company, to the effect that, subject to customary conditions and representations, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
     Section 368(a)(2)(E) of the Code. This condition shall be deemed waived in the event that such tax opinion is not rendered because the Company or its shareholders have failed to provide such customary representations. The Company hereby agrees to provide to Parent a certificate setting forth the representations set forth in Exhibit H hereto which may be relied upon by such counsel in rendering such opinion, and Parent hereby agrees to provide to the Company a certificate setting forth the representations set forth in
     Exhibit I hereto which may be relied upon by such counsel in rendering such opinion.


                                    ARTICLE 7
                           TERMINATION AND ABANDONMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company, only:

          (a) by mutual written consent duly authorized by the Board of Directors of Parent and the Board of Directors of the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated on or before December 1, 1998; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date;

          (c) by either Parent or the Company if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

          (d) by either Parent or the Company if, at the Company Shareholders Meeting, the requisite vote of the shareholders of the Company is not obtained, except that the right to terminate this Agreement under this
     Section 7.1(d) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of the Company;

          (e) by Parent if either (i) the Company has breached its obligations under Section 5.2 in any material respect, (ii) the Board of Directors of the Company has recommended, approved, accepted, or entered into an agreement regarding, an Alternative Proposal, as defined in Section 5.2,
     (iii) the Board of Directors of the Company has withdrawn or modified in a manner adverse to Parent its recommendation of the Merger, or (iv) a tender offer or exchange offer under Section 14 of the 1934 Act for 15% or more of the outstanding shares of Company Common Stock is commenced, and the Board of Directors of the Company, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

          (f) by the Company if (i) it is not in material breach of its obligations under this Agreement, (ii) the Board of Directors of the Company has authorized acceptance of an Alternative Proposal, and (iii) the Company has paid to Parent the fee required by Section 7.2 to be paid to Parent in the manner therein provided;

          (g) by Parent if (i) Parent is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by the Company of any of its representations, warranties, or obligations under this Agreement or by an Affiliate of the Company under the Affiliate's letter described in Section 5.6 such that the conditions in
     Section 6.2 will not be satisfied, and the breach is not curable or, if curable, is not cured by the Company within 30 calendar days after receipt by the Company of written notice from Parent of such breach;

          (h) by the Company if (i) the Company is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Parent of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.3 will not be satisfied, and the breach is not curable or, if curable, is not cured by Parent within 30 calendar days after receipt by Parent of written notice from the Company of such breach.

     7.2 Effect of Termination.

          (a) In recognition of the time, efforts, and expenses expended and incurred by Parent with respect to the Company and the opportunity that the acquisition of the Company presents to Parent, if:

               (i) this Agreement is terminated pursuant to Section 7.1(e) or 7.1(f); or

               (ii) any third party makes an Alternative Proposal or acquires 15% or more of the outstanding Company Common Stock prior to the Company Shareholders Meeting, and either (A) the requisite vote of the shareholders of the Company to approve the Merger is not obtained or
          (B) the number of shares of Company Common Stock for which notice of exercise of dissenters' rights under WBCA has been given would prevent the Merger from qualifying as a pooling of interests for accounting purposes or (C) this Agreement is terminated (other than pursuant to Section 7.1(a), (b), (c) or (h)), then, in any such event, the Company will pay to Parent, upon the termination date in the event of termination pursuant to Section 7.1(f), within five business days after demand by Parent in the case of termination pursuant to Section 7.1(e), and immediately upon the first to occur of the failure to obtain the requisite shareholder vote or the termination of this Agreement in the case of the events specified in clause (ii) above (by wire transfer of immediately available funds to an account designated by Parent for such purpose), a fee equal to $15 million. The Company acknowledges that the agreements contained in this
         Section 7.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Parent would not enter into this Agreement. If the Company fails to pay promptly the fee due pursuant to this Section 7.2, the Company shall also pay to Parent Parent's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under this section, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by Norwest Bank Minnesota, N.A. Any change in the interest rate hereunder resulting from a change in such prime rate shall be effective at the beginning of the day of such change in such prime rate.

          (b) Except as provided in the next sentence of this paragraph, in the event of the termination of this Agreement pursuant to any paragraph of
     Section 7.1, the obligations of the parties to consummate the Merger will expire, and none of the parties will have any further obligations under this Agreement except pursuant to Sections 5.3, 5.7, and 7.2(a) and Article
     8. In the event of the termination of this Agreement pursuant to any paragraph of Section 7.1 that is caused by a breach of a party, the party whose breach was the basis for the termination will not be relieved from any liability for its breach or its obligations pursuant to Section 7.2(a), and the other party will have no further obligations under this Agreement except as provided in Sections 5.3 and 5.7 and Article 8.


                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of Parent, Merger Subsidiary, and the Company at any time prior to the Effective Time with respect to any of the terms contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.2 Waiver of Compliance; Consents. Any failure of Parent or Merger Subsidiary on the one hand, or the Company on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by the Company or Parent, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing. Merger Subsidiary agrees that any consent or waiver of compliance given by Parent hereunder shall be conclusively binding upon Merger Subsidiary, whether or not given expressly on its behalf.

     8.3 Investigation; Survival of Representations and Warranties. The respective representations and warranties of Parent and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every representation and warranty contained herein shall be deemed to be conditions to the Merger and shall not survive the Merger. This Section 8.3 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

     8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally by commercial courier service or otherwise, or by telecopier, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or Merger Subsidiary, to it at:

              Medtronic, Inc.
              7000 Central Avenue, N.E.
              Minneapolis, MN  55432

              with separate copies thereof addressed to

              Attention:       General Counsel
                               FAX:  (612) 572-5459
              and

              Attention:       Vice President and Chief Development Officer
                               FAX: (612) 572-5404

          (b) If to the Company, to it at:

              Physio-Control International Corporation
              11811 Willows Road N.E.
              Redmond, WA  98073-9706
              FAX: (425) 867-4142
              Attention:       Executive Vice President and General Counsel

              with a copy to:

              Preston Gates & Ellis LLP
              5000 Columbia Center
              701 Fifth Avenue
              Seattle, WA  98104-7078
              FAX: (206) 623-7022
              Attention:       C. Kent Carlson

     8.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

     8.6 Governing Law. Except to the extent that Washington law is mandatorily applicable to the Merger and the rights of the shareholders of the Company and Merger Subsidiary, this Agreement shall be governed by the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable Minnesota principles of conflicts of law).

     8.7   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     8.8 Knowledge. As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" shall mean actual knowledge of a fact or the knowledge that such person or, if such person is a corporation, its directors, officers, or other key employees could reasonably be expected to have based on reasonable investigation and inquiry. The knowledge of an entity shall be deemed to include the knowledge of its subsidiaries.

     8.9 Interpretation. The Table of Contents, article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

     8.10 Publicity. Upon execution of this Agreement by Parent, Merger Subsidiary, and the Company, the parties shall jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this Agreement or the Merger will be mutually agreed upon by them. Neither party shall, without such mutual agreement or the prior consent of the other, issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law or the rules of the NYSE or Nasdaq and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law or the rules of the NYSE or Nasdaq; and (c) following prior notice to, and consultation with, the other party (which notice shall include a copy of the proposed statement or communication to be issued to the press or public). The foregoing shall not restrict Parent's or the Company's communications with their employees or customers in the ordinary course of business.

     8.11 Entire Agreement. This Agreement, including the exhibits and schedules hereto and the Confidentiality Agreement referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Confidentiality Agreement supersede all prior agreements and the understandings between the parties with respect to such subject matter. Further, the provisions of this Agreement supersede the provisions of the Confidentiality Agreement relating to the 21-day exclusivity period described therein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     MEDTRONIC, INC.


                                     By: /s/ Michael D. Ellwein
                                        Its: Vice-President

                                     PC MERGER CORP.


                                     By: /s/ Michael D. Ellwein
                                          Its: President

                                     PHYSIO-CONTROL INTERNATIONAL CORPORATION


                                     By: /s/ Richard O. Martin
                                       Its: Chairman/CEO